Nordson Corporation Reports Second Quarter Fiscal 2025 Results and Third Quarter Guidance

Second Quarter Highlights:
•Sales were $683 million, an increase of 5% year-over-year
•Earnings per diluted share were $1.97
•Adjusted earnings per diluted share were $2.42
•Backlog grew approximately 5% during the quarter
WESTLAKE, Ohio--(BUSINESS WIRE)--May 28, 2025--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal second quarter ended April 30, 2025. Sales were $683 million compared to the prior year’s second quarter sales of $651 million. The second quarter 2025 sales included a favorable acquisition impact of 8%, offset by an organic sales decrease of 2% and unfavorable currency translation of less than 1%.
Net income was $112 million, or $1.97 of earnings per diluted share, compared to prior year’s second quarter net income of $118 million, or $2.05 of earnings per diluted share. Excluding restructuring costs and acquisition related amortization, second quarter adjusted net income was $138 million versus prior year adjusted net income of $135 million. Second quarter adjusted earnings per diluted share were $2.42, a 3% increase from the prior year adjusted earnings per diluted share of $2.34.
EBITDA in the second quarter was $217 million, or 32% of sales, an increase of 7% compared to prior year EBITDA of $203 million, or 31% of sales.

Commenting on the Company’s fiscal 2025 second quarter results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “We started the second quarter with increasing momentum in order entry, and our results outperformed the mid-point of our sales and earnings guidance. This was driven by strength in our electronics systems sales and steady growth in nonwovens systems, precision agriculture and medical fluid components. Also, our Atrion acquisition continues to perform above expectations. As expected, this growth was partially offset by year-over-year weakness in industrial systems sales, which improved sequentially compared to the first quarter. Operational excellence drove strong profit performance of 32% EBITDA despite the uncertain geopolitical environment. We also maintained our sound balance sheet and bought back $85 million in shares during this dynamic quarter.”
Second Quarter Segment Results
Industrial Precision Solutions sales of $319 million decreased 8% from the prior year, inclusive of an organic sales decrease of 7% and unfavorable currency translation of 1%. The organic sales decrease was driven by weaker systems demand in polymer processing and industrial coatings product lines, partially offset by growth in nonwovens, precision agriculture and packaging product lines. Operating profit was $96 million, a decrease of $20 million from the prior year, reflecting the impact of lower volume. EBITDA in the quarter was $114 million, or 36% of sales, compared to prior year second quarter EBITDA of $128 million, or 37% of sales.
Medical and Fluid Solutions sales of $203 million increased 20% compared to the prior year second quarter, inclusive of an acquisition impact of 30%, partially offset by an organic sales decrease of 10%. The organic sales decline reflects targeted program rationalization in medical contract manufacturing and ongoing destocking in selected interventional product lines. Operating profit was $57 million, an increase of $8 million from the prior year, reflecting contribution from the Atrion acquisition and solid operational execution from the organic business. EBITDA in the quarter was $77 million, or 38% of sales, up 22% versus the prior year second quarter EBITDA of $63 million, or 37% of sales.
Advanced Technology Solutions sales of $161 million increased 18% organically compared to the prior year second quarter. The organic sales increase compared to prior year was driven by broad-based demand in semi-conductor and electronics end markets. Operating profit was $32 million, an increase of $11 million due to the organic sales increase and the benefits of strategic cost and manufacturing optimization actions. EBITDA in the quarter was $40 million, or 25% of sales, up 43% from the prior year second quarter EBITDA of $28 million, or 20% of sales.

Outlook
Order entry remained strong during the quarter resulting in healthy backlog, up approximately 5% from the prior quarter. Based on current visibility and order entry trends, the Company expects third quarter fiscal 2025 sales to be in the range of $710 to $750 million. Third quarter adjusted earnings are forecasted to be in the range of $2.55 to $2.75 per diluted share.

Reflecting on the outlook and current macroeconomic environment, Nagarajan said, “Order entry and backlog support a third quarter performance that is in line with the full-year guidance we set at the beginning of our fiscal year. Our product portfolio is focused on differentiated products. Our decentralized and close-to-the-customer business model empowers our businesses to be responsive to customer needs. This includes the benefits of an in-region, for-region manufacturing strategy that will lead to growth with existing customers. Nordson has continuously demonstrated the ability to deliver best-in-class profitability in varying market scenarios, while remaining invested in the long-term growth priorities of the Company.”
Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Thursday, May 29, 2025, at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.
The Company’s definition of adjusted earnings excludes restructuring costs and acquisition related amortization for both current and historical periods. It is not possible for the Company to identify the amount or significance of future adjustments associated with acquisition and integration costs, restructuring costs, acquisition-related amortization, certain non-operating or income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance to a comparable GAAP range.
Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of these terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions; financial and market conditions; currency exchange rates and devaluations; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, including the conflict between Russia and Ukraine, acts of terror, natural disasters and pandemics, including the recent coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.

Nordson Corporation is an innovative precision technology company that leverages a scalable growth framework through an entrepreneurial, division-led organization to deliver top tier growth with leading margins and returns. The Company’s direct sales model and applications expertise serves global customers through a wide variety of critical applications. Its diverse end market exposure includes consumer non-durable, medical, electronics and industrial end markets. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in over 35 countries. Visit Nordson on the web at www.nordson.com, linkedin/Nordson, or www.facebook.com/nordson.

NORDSON CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three Months Ended		Six Months Ended
	April 30, 2025	April 30, 2024	April 30, 2025	April 30, 2024
Sales	$682,938	$650,642	$1,298,358	$1,283,835
Cost of sales	309,034	284,765	588,558	569,531
Gross profit	373,904	365,877	709,800	714,304
Gross margin %	54.7%	56.2%	54.7%	55.6%

Selling & administrative expenses	205,154	197,261	400,103	386,253
Operating profit	168,750	168,616	309,697	328,051

Interest expense - net	(26,019)	(18,555)	(51,637)	(38,953)
Other expense - net	(3,961)	(785)	(2,435)	(1,123)
Income before income taxes	138,770	149,276	255,625	287,975

Income taxes	26,366	31,059	48,569	60,186

Net income	$112,404	$118,217	$207,056	$227,789

Weighted-average common shares outstanding:
Basic	56,785	57,222	56,960	57,142
Diluted	57,038	57,681	57,265	57,617

Earnings per share:
Basic earnings	$1.98	$2.07	$3.64	$3.99
Diluted earnings	$1.97	$2.05	$3.62	$3.95

NORDSON CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	April 30, 2025	October 31, 2024
Cash and cash equivalents	$130,157	$115,952
Receivables - net	624,057	594,663
Inventories - net	473,740	476,935
Other current assets	95,568	87,482
Total current assets	1,323,522	1,275,032

Property, plant and equipment - net	546,352	544,607
Goodwill	3,310,661	3,280,819
Other assets	881,503	900,508
	$6,062,038	$6,000,966

Notes payable and debt due within one year	$94,794	$103,928
Accounts payable and accrued liabilities	421,846	424,549
Total current liabilities	516,640	528,477

Long-term debt	2,118,739	2,101,197
Other liabilities	466,355	439,100
Total shareholders' equity	2,960,304	2,932,192
	$6,062,038	$6,000,966

NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Six Months Ended
	April 30, 2025	April 30, 2024
Cash flows from operating activities:
Net income	$207,056	$227,789
Depreciation and amortization	74,608	66,264
Other non-cash items	7,021	10,281
Changes in operating assets and liabilities and other	(10,393)	(9,370)
Net cash provided by operating activities	278,292	294,964

Cash flows from investing activities:
Additions to property, plant and equipment	(37,439)	(21,907)
Other - net	10,339	6,730
Net cash used in investing activities	(27,100)	(15,177)

Cash flows from financing activities:
Net repayment of long-term debt	(5,800)	(204,372)
Repayment of finance lease obligations	(2,627)	(2,881)
Dividends paid	(88,937)	(77,796)
Issuance of common shares	2,803	27,219
Purchase of treasury shares	(146,252)	(7,927)
Net cash used in financing activities	(240,813)	(265,757)

Effect of exchange rate change on cash:	3,826	(4,263)
Net change in cash and cash equivalents	14,205	9,767

Cash and cash equivalents:
Beginning of period	115,952	115,679
End of period	$130,157	$125,446

NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	April 30, 2025	April 30, 2024	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$318,847	$344,978	(6.9)%	—%	(0.7)%	(7.6)%
Medical and Fluid Solutions	202,809	168,966	(10.0)%	30.0%	—%	20.0%
Advanced Technology Solutions	161,282	136,698	18.1%	—%	(0.1)%	18.0%
Total sales	$682,938	$650,642	(2.4)%	7.8%	(0.4)%	5.0%

SALES BY GEOGRAPHIC REGION
Americas	$292,463	$294,428	(12.2)%	12.4%	(0.9)%	(0.7)%
Europe	172,496	182,070	(10.7)%	4.7%	0.7%	(5.3)%
Asia Pacific	217,979	174,144	22.6%	3.2%	(0.6)%	25.2%
Total sales	$682,938	$650,642	(2.4)%	7.8%	(0.4)%	5.0%

	Six Months Ended		Sales Variance
	April 30, 2025	April 30, 2024	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial Precision Solutions	$619,295	$682,720	(7.6)%	—%	(1.7)%	(9.3)%
Medical and Fluid Solutions	396,418	328,492	(10.6)%	31.7%	(0.4)%	20.7%
Advanced Technology Solutions	282,645	272,623	4.3%	—%	(0.6)%	3.7%
Total sales	$1,298,358	$1,283,835	(5.8)%	8.1%	(1.2)%	1.1%

SALES BY GEOGRAPHIC REGION
Americas	$560,300	$568,440	(13.4)%	13.0%	(1.0)%	(1.4)%
Europe	340,259	361,380	(10.0)%	5.2%	(1.0)%	(5.8)%
Asia Pacific	397,799	354,015	10.7%	3.2%	(1.5)%	12.4%
Total sales	$1,298,358	$1,283,835	(5.8)%	8.1%	(1.2)%	1.1%

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - NET INCOME TO EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2025	April 30, 2024	April 30, 2025	April 30, 2024
Net income	$112,404	$118,217	$207,056	$227,789
Income taxes	26,366	31,059	48,569	60,186
Interest expense - net	26,019	18,555	51,637	38,953
Other (income) expense - net	3,961	785	2,435	1,123
Depreciation and amortization	37,578	32,720	74,608	66,264
Inventory step-up amortization (1)	—	—	3,135	2,944
Severance and other (1)	10,313	2,078	16,274	2,078
Acquisition-related costs (1)	513	—	1,543	597
EBITDA (non-GAAP) (2)	$217,154	$203,414	$405,257	$399,934
(1) Represents cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - EBITDA (Unaudited)
(Dollars in thousands)

	Three Months Ended				Six Months Ended
	April 30, 2025		April 30, 2024		April 30, 2025		April 30, 2024
SALES BY SEGMENT
Industrial Precision Solutions	$318,847		$344,978		$619,295		$682,720
Medical and Fluid Solutions	202,809		168,966		396,418		328,492
Advanced Technology Solutions	161,282		136,698		282,645		272,623
Total sales	$682,938		$650,642		$1,298,358		$1,283,835

OPERATING PROFIT
Industrial Precision Solutions	$95,722		$115,922		$191,434		$225,020
Medical and Fluid Solutions	56,805		48,993		97,741		95,093
Advanced Technology Solutions	31,558		20,693		49,681		38,997
Corporate	(15,335)		(16,992)		(29,159)		(31,059)
Total operating profit	$168,750		$168,616		$309,697		$328,051

OPERATING PROFIT ADJUSTMENTS (1)
Industrial Precision Solutions	$5,212		$—		$9,823		$3,541
Medical and Fluid Solutions	1,366		—		6,621		—
Advanced Technology Solutions	3,288		2,078		3,288		2,078
Corporate	960		—		1,220		—
Total adjustments	$10,826		$2,078		$20,952		$5,619

DEPRECIATION & AMORTIZATION
Industrial Precision Solutions	$12,614		$12,437		$25,067		$25,357
Medical and Fluid Solutions	18,367		13,564		36,508		27,269
Advanced Technology Solutions	4,670		4,767		9,318		9,668
Corporate	1,927		1,952		3,715		3,970
Total depreciation & amortization	$37,578		$32,720		$74,608		$66,264

EBITDA (NON-GAAP) (2)
Industrial Precision Solutions	$113,548	36%	$128,359	37%	$226,324	37%	$253,918	37%
Medical and Fluid Solutions	76,538	38%	62,557	37%	140,870	36%	122,362	37%
Advanced Technology Solutions	39,516	25%	27,538	20%	62,287	22%	50,743	19%
Corporate	(12,448)		(15,040)		(24,224)		(27,089)
Total EBITDA	$217,154	32%	$203,414	31%	$405,257	31%	$399,934	31%

(1) Represents cost reduction actions as well as fees and non-cash inventory charges associated with acquisitions.
(2) EBITDA is a non-GAAP measure used by management to evaluate the Company's ongoing operations. EBITDA is defined as operating profit plus certain adjustments, such as cost reduction actions, fees and non-cash inventory charges associated with acquisitions, plus depreciation and amortization.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED NET INCOME AND EARNINGS PER SHARE (Unaudited)
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	April 30, 2025	April 30, 2024	April 30, 2025	April 30, 2024
GAAP AS REPORTED
Operating profit	$168,750	$168,616	$309,697	$328,051
Other / interest expense - net	(29,980)	(19,340)	(54,072)	(40,076)
Net income	112,404	118,217	207,056	227,789
Diluted earnings per share	$1.97	$2.05	$3.62	$3.95

Shares outstanding - diluted	57,038	57,681	57,265	57,617

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$—	$—	$3,135	$2,944
Acquisition costs	513	—	1,543	597
Severance and other	10,313	2,078	16,274	2,078

ACQUISITION AMORTIZATION OF INTANGIBLES	$19,696	$18,823	39,007	38,210

NON-OPERATING EXPENSE ADJUSTMENTS
Entity liquidation	$988	$—	$988	$—
Total adjustments	$31,510	$20,901	$60,947	$43,829

Adjustments net of tax	$25,523	$16,556	$49,367	$34,669
Other discrete tax items	$—	$—	$—	$—
EPS effect of adjustments and other discrete tax items	$0.45	$0.29	$0.86	$0.60

NON-GAAP MEASURES-ADJUSTED OPERATING PROFIT, NET INCOME AND ADJUSTED EARNINGS PER SHARE
Operating profit (1)	$179,576	$170,694	$330,649	$333,670
Operating profit % of sales	26.3%	26.2%	25.5%	26.0%
Net income (1)	$137,927	$134,773	$256,423	$262,458
Diluted earnings per share (2)	$2.42	$2.34	$4.48	$4.55
(1) Adjusted net income is a non-GAAP measure defined as net income plus tax effected adjustments and other discrete tax items. Refer to the “Reconciliation of Non-GAAP measures - EBITDA” table for definition of adjustments to operating income.
(2) Adjusted earnings per share is a non-GAAP measure defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - OPERATING CASH FLOW TO FREE CASH FLOW (Unaudited)
(Dollars in thousands)

	Year to Date
	April 30, 2025	January 31, 2025
Net cash provided by operating activities	278,292	$159,122
Additions to property, plant and equipment	(37,439)	(21,399)
Free Cash Flow - Year to Date (1)	240,853	137,723

Net Income - Year to Date	$207,056	$94,652
Free Cash Flow Conversion (2)	116%	146%

	Year to Date
	April 30, 2024	January 31, 2024
Net cash provided by operating activities	$294,964	$172,356
Additions to property, plant and equipment	(21,907)	(7,530)
Free Cash Flow - Year to Date (1)	273,057	164,826

(1) Free Cash Flow - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Net cash provided by operating activities minus Additions to property, plant and equipment.
(2) Free Cash Flow Conversion - Year to Date is a non-GAAP measure used by management to evaluate the Company's ongoing operations and is defined as Free Cash Flow - Year to Date divided by Net Income - Year to Date.

Management uses certain non-GAAP measures, such as adjusted net income, adjusted EPS and EBITDA, internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contact
Lara Mahoney
Vice President, Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com